Exhibit 99.1

SAN DIEGO--Royale Energy, Inc. (NASDAQ: ROYL) today announced first quarter financial results reflecting a 58% improvement in earnings over first quarter 2009. The decrease in net loss to $372,515 in 1st quarter 2010 from $891,056 in 2009 demonstrates management's continued commitment to cost containment. The Company’s financial results, cumulating into an Earnings per Share (EPS) of $(0.04) for the first quarter of 2010 vs. $(0.10) for the same period in 2009, were facilitated by a 40% reduction in Total Expenses.

While General and Administrative (G&A) edged up by 4%, significant reduction in all other non-exploration expenses more than offset these necessary expenditures. Exploration expenses for Drilling & Development totaled $454,086 in first quarter of 2010 vs. $1,220,694 in first quarter of 2009. These lower expenditures were the result of weather delays in implementing the Company’s drilling plan.

However, with conditions improving, Royale has begun to mobilize rigs and resources for drilling up to four wells in the second quarter of 2010, and thus supporting the expectation of a return to profitability in the next financial reporting period.

About the Company

Headquartered in San Diego, Royale Energy, Inc. is an independent energy company. The company is focused on development, acquisition, exploration, and production of natural gas and oil in California, Texas and the Rocky Mountains. It has been a leading independent producer of oil and natural gas for over 20 years. The company’s strength is continually reaffirmed by investors who participate in funding over 50% of the company’s new projects. Additional information about Royale Energy, Inc. is available on its web site at http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.royl.com&esheet=6279874&lan=en_US&anchor=www.royl.com&index=1&md5=74bb0254ca613ea2d0c08fae5360d9a4.

Forward Looking Statements

In addition to historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company’s actual results to differ materially from those in the “forward-looking” statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company’s control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

ROYALE ENERGY, INC.
STATEMENTS OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2010 AND 2009

	2010	2009
	(Unaudited)	(Unaudited)

Revenues:
Sale of Oil and Gas	$790,781	$838,577
Turnkey drilling	724,828	1,290,467
Supervisory Fees and Other	133,370	139,126

Total Revenues	1,648,979	2,268,170

Costs and Expenses:
General and Administrative	941,045	903,782
Turnkey Drilling and Development	454,086	1,220,694
Lease Operating	258,409	446,938
Bad Debt Expense	0	15,865
Legal and Accounting	191,997	366,511
Marketing	150,752	212,707
Depreciation, Depletion and Amortization	239,685	542,775

Total Costs and Expenses	2,235,974	3,709,272

Income (Loss) From Operations	(586,995)	(1,441,102)
Other Expense:
Interest expense	5,509	18,961

Income (Loss) Before Income Tax Expense	(592,504)	(1,460,063)
Income Tax Provision (Benefit)	(219,989)	(569,007)

Net Income (Loss)	$(372,515)	$(891,056)

Basic Earnings Per Share:
Net Income available to common stock	$(0.04)	$(0.10)

Diluted Earnings Per Share	$(0.04)	$(0.10)

Other Comprehensive Income
Unrealized Gain (Loss) on Equity Securities	$0	$31,014

Other Comprehensive Income (Loss), before tax	0	31,014
Income Tax Expense (Benefit) Related to Items of
Other Comprehensive Income	0	13,688

Other Comprehensive Income, net of tax	0	17,326

Comprehensive Income (Loss)	$(372,515)	$(873,730)

The above is selected financial information that should be read in conjunction with the notes, and disclosures available in the company’s 10-K filing.

Contact:

Royale Energy, Inc.
Chanda Idano, Director of Marketing & PR
619-881-2800
chanda@!royl.com
http://www.royl.com
Twitter @RoyaleEnergy